Exhibit 10.28

LENDBUZZ INC.

2025 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD GRANT

The participant whose name appears below (the “Participant”) has been granted an Award of Restricted Stock Units (the “RSUs”) under the Lendbuzz Inc. (the “Company”) 2025 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award Grant (the “Notice of Grant”) and the attached Restricted Stock Unit Award Agreement (the “Agreement”). Except as otherwise indicated, capitalized terms used but not otherwise defined herein or in the attached Agreement shall have the meanings ascribed to such terms in the Plan.

Name:

Address:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Conditions:	Except as set forth in Section 3 of the Agreement, so long as Participant remains continuously in service to the Company or one of its Subsidiaries from the date hereof through the 12-month anniversary of the Vesting Commencement Date (the “Initial Vesting Date”), 25% of the RSUs shall vest on the Initial Vesting Date. Thereafter, through each additional month, an additional 1/48th of the RSUs shall become vested, subject to the Participant’s continuous service with the Company or one of its Subsidiaries through each applicable vesting date.

The Participant understands that their employment or consulting relationship with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the Agreement or the Plan changes the at-will nature of that relationship. By accepting this Award, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the Agreement. By accepting this Award, you consent to electronic delivery as set forth in the Agreement.

IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Agreement as of the Date of Grant.

LENDBUZZ INC.		PARTICIPANT

By:
	Name: [•]	Name: [•]
Title: [•]

LENDBUZZ INC.

2025 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Section 1. Grant of RSUs. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice of Grant. The number of RSUs is set forth in the Notice of Grant.

Section 2. Vesting. The RSUs shall vest in accordance with the Vesting Conditions, subject to the Participant’s continuous service with the Company or any Subsidiary through each applicable vesting date.

Section 3. Termination of Employment.

(a) General Rule. Subject to the terms of the Participant’s Service Agreement, if the Participant experiences a Termination of Service for any reason other than due to death or Disability, then any portion of this Award that has not vested as of the date of the Termination of Service will be forfeited for no consideration at the close of business at Company headquarters on the date of such Termination of Service. The Company determines the date of the Termination of Service for all purposes under this Agreement. The Participant acknowledges and agrees that the Vesting Conditions may change prospectively in the event that the Participant’s status changes between full- and part-time status or in the event of a change in role to or from Employee, Director or Consultant in accordance with Company policies relating to work schedules and vesting of awards.

(b) Death; Disability. Subject to the terms of the Participant’s Service Agreement, if the Participant experiences a Termination of Service due to their death or Disability prior to the satisfaction of the Vesting Conditions, then, to the extent unvested, (i) if such Termination of Service occurs on or prior to the Initial Vesting Date, the Participant will vest in a prorated portion of the RSUs that would have vested had the Participant remained employed through the Initial Vesting Date, with such number of RSUs determined based on the number of months completed following the Vesting Commencement Date and (ii) if such Termination of Service occurs following the Initial Vesting Date, the Participant will vest in the next tranche of RSUs that would have vested had the Participant remained employed through the following monthly vesting date. Any RSUs that have not satisfied the Vesting Conditions shall be forfeited for no consideration.

Section 4. Settlement. Except as otherwise set forth in the Plan, the RSUs will be settled in Shares and the Participant shall receive Shares that correspond to the number of RSUs that have become vested as of the applicable vesting date, which shall be delivered on the date that as soon as reasonably practicable following the applicable vesting date, as determined in the sole discretion of the Committee, but in no event later than sixty (60) days following the applicable vesting date.

Section 5. Dividend Equivalent Payments. Until the RSUs settle in the manner set forth in Section 4, if the Company pays a dividend on Shares, the Participant will be entitled to a payment in the same amount as the dividend the Participant would have received if he or she held Shares in respect of his or her vested and unvested RSUs held but not previously forfeited immediately prior to the record date of the dividend (a “Dividend Equivalent”). No such Dividend Equivalents will be paid to the Participant with respect to any RSU that is thereafter cancelled or forfeited prior to the applicable vesting date. The Committee will determine the form of payment in its sole discretion and may pay Dividend Equivalents in cash, Shares, or a combination thereof. The Company will pay the Dividend Equivalents as soon as reasonably practicable following the vesting date of the RSUs to which such Dividend Equivalents relate, but in no event later than sixty (60) days following the applicable vesting date.

Section 6. Nontransferability. Except as may be permitted by the Committee, no portions of the RSUs shall be assignable, alienable, saleable or transferable by the Participant other than (i) by will or laws of descent and distribution, (ii) pursuant to Section 13(e) of the Plan, (iii) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or this Award or (iv) to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder.

Section 7. Tax Withholding.

(a) The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d) The Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Section 8. Rights as a Shareholder. The Participant will not have any rights as a stockholder in the Shares corresponding to the RSUs prior to settlement of the RSUs other than the rights set forth herein.

Section 9. Securities Law Compliance.

(a) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

Section 10. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Lendbuzz Inc.

100 Summer Street

Suite 1920

Boston, MA 02110

Attention: [•]

Email: [•]

If to the Participant, to the address of the Participant on file with the Company.

Section 11. Miscellaneous.

(a) No Right to Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company to modify the terms of or terminate the Participant’s employment or service at any time.

(b) No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(c) Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (i) salary, normal salary, wages or other ordinary compensation, (ii) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (iii) any calculation of base pay, regular pay or wages for any purpose.

(d) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the RSUs. Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or its Subsidiaries be liable to the Participant on account of failure of the RSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.

(e) Cancellation or Clawback. The Participant hereby acknowledges and agrees that the Participant and the RSUs are subject to the terms and conditions of Section 18 of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events) and the Company’s Compensation Recoupment Policy, as in effect from time to time.

(f) Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(g) Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

(h) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(i) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns, including any successor entity contemplated by Section 12(c) of the Plan. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(j) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings.

(l) Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c) of the Plan, and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.

(m) References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

(n) Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.

(o) Dispute Resolution. Any dispute, controversy or claim arising out of or related to the Plan or this Agreement shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by JAMS pursuant to the JAMS Employment Arbitration Rules & Procedures (which can be found at https://www.jamsadr.com/rules-employment-arbitration/english or obtained from the Company) and shall be conducted consistent with the rules, regulations and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding.

(p) Governing Law. The Plan and this Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.